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                                                                     EXHIBIT 3.3


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               THE HULL GROUP INC.

         THE HULL GROUP INC., a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"), does hereby certify:

         1. The Corporation has not received any payment for any of its stock.

         2. The Corporation's original certificate of incorporation was filed on May 6, 1999 with the Secretary of State of the State of Delaware under the name The Hull Group Inc.

         3. The following amendment and restatement of the Corporation's Certificate of Incorporation was approved and duly adopted by a majority of the Corporation's Board of Directors in accordance with the provisions of Sections 241 and 245 of the Delaware General Corporation Law:

         FIRST: The name of the Corporation is The Hull Group Inc.

         SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 125,000,000, divided into 100,000,000 shares of common stock of the par value of $0.01 per share, and 25,000,000 shares of preferred stock of the par value of $0.01 per share.

         The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of Article FOURTH, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.





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         The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                  (a) The number of shares constituting that series and the distinctive designation of that series;

                  (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                  (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                  (h) Any other relative rights, preferences and limitations of that series.

         Dividends on outstanding shares of preferred stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the shares of common stock with respect to the same dividend period.

         If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of preferred stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of preferred stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.



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         FIFTH: Holders of common stock and preferred stock of the Corporation shall have no preemptive rights to purchase or subscribe for any class of stock of the Corporation or securities convertible into or carrying a right to purchase or subscribe for any class of stock of the Corporation, whether now or hereafter authorized.

         SIXTH: The incorporator of the Corporation is Michael J. Perlowski, whose mailing address is 190 South LaSalle Street, Chicago, Illinois 60603.

         SEVENTH: Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

         EIGHTH: The number of directors constituting the entire Board of Directors shall be not less than three nor more than 15 as fixed from time to time by vote of a majority of the entire Board of Directors; provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office; and provided, further, that the number of directors constituting the entire Board of Directors shall be two until otherwise fixed by a majority of the entire Board of Directors.

         The Board of Directors shall be divided into three classes, as nearly equal in numbers as the then total number of directors constituting the entire Board of Directors permits with the term of office of one class expiring each year. At the annual meeting of stockholders in 2000, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting. At the annual meeting of stockholders in 2001, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting. At the annual meeting of stockholders in 2002, directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of preferred stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. Subject to the foregoing, at each annual meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

         Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation), any director or the entire Board of Directors of the Corporation




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may be removed at any time, but only for cause and only by the affirmative vote of the holders of 66 2/3% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of preferred stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of section (c) of this Article shall not apply with respect to the director or directors elected by such holders of preferred stock.

         The provisions set forth in this Article may not be amended, altered, changed or repealed in any respect, nor may any provision be adopted which is inconsistent with this Article unless such action is approved by the affirmative vote of the holders of 66 2/3% or more of the outstanding shares of capital stock of the Corporation entitled to vote on the matter.

         NINTH: Both the Board of Directors and the stockholders shall have the power to make, adopt, amend, alter, change or repeal the By-laws of the Corporation; provided, however, that the stockholders of the Corporation shall not make, adopt, amend, alter, change or repeal the By-laws except by the affirmative vote of the holders of 66 2/3% or more of the outstanding shares of capital stock entitled to vote on the matter.

         The provisions set forth in this Article may not be amended, altered, changed or repealed in any respect, nor may any provision be adopted which is inconsistent with this Article unless such action is approved by the affirmative vote of the holders of 66 2/3% or more of the outstanding shares of capital stock entitled to vote on the matter.

         TENTH: A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, alteration, change or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, alteration, change or repeal.

         ELEVENTH: The Corporation shall indemnify, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any current or former director or officer of the Corporation, and may indemnify any current or former employee or agent of the Corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to an employee benefit plan of the Corporation, or is or was serving at the request of the






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Corporation as a director, officer, employee or agent, or a fiduciary with respect to an employee benefit plan, of another Corporation or of a partnership, joint venture, trust, limited liability company or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. The Corporation shall pay all expenses (including attorneys' fees) incurred by any such current or former director or officer of the Corporation, and may pay all expenses (including attorneys' fees) incurred by any such other person, in defending any such action, suit or proceeding in advance of its final disposition if such person furnishes the Corporation (a) a written statement of such person's good faith belief that such person is entitled to indemnification and (b) an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The Corporation shall not be required to indemnify or advance expenses to any such person (a) in connection with an action, suit or proceeding (or part thereof) initiated by such person unless such action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Corporation; (b) for any amounts paid in settlement of any such action, suit or proceeding without the prior written consent of the Board of Directors of the Corporation; or (c) if such person did not act in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation. Any amendment, alteration, change or repeal of this Article shall not adversely affect any right or protection of any person hereunder in respect of any act or omission occurring prior to the time of such amendment, alteration, change or repeal. The rights conferred on any person by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, By-law, agreement, vote of stockholders or directors or any other document or arrangement.

         TWELFTH: The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article.

         THIRTEENTH: The name and mailing address of the persons who are to serve as the initial directors of the Corporation until the annual meeting of stockholders of the Corporation in 2000, or until their successors are elected and qualify, are:

         M. Blair Hull                      Arthur S. Margulis, Jr.
         311 South Wacker Drive             311 South Wacker Drive
         14th Floor                                  14th Floor
         Chicago, Illinois 60606            Chicago, Illinois  60606


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         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Patricia Levy, its authorized officer, this 30th day of June, 1999.

                                    THE HULL GROUP INC.


                                    By: /s/ PATRICIA L. LEVY
                                       -----------------------------------------
                                    Title: General Counsel and Secretary